Pricing Supplement dated September 30, 1997                       Rule 424(b)(3)
(To Prospectus dated January 16, 1997 and                     File No. 333-17121
Prospectus Supplement dated September 30, 1997)

UNION TANK CAR COMPANY
MEDIUM-TERM NOTES, SERIES A - FIXED RATE

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Trade Date: September 30, 1997              Original Issue Date: October 3, 1997
Principal Amount: $30,000,000               Net Proceeds to Issuer: $29,820,000
Currency: U.S. $                            Minimum Denomination: $1,000
Issue Price: 100%
Selling Agent's Commission: .600%
Interest Rate: 6.63%
Interest Payment Date(s): March 1 and September 1, commencing March 1, 1998 Maturity Date: October 3, 2004

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Form:           __X__   Book-Entry
                _____   Certificated


Redemption:     __X__   The Notes cannot be redeemed prior to maturity
                _____   The Notes may be redeemed prior to maturity

        Initial Redemption Date: N/A
        Initial Redemption Price: N/A
        Annual Redemption Price Reduction: N/A

Repayment:      __X__   The Notes cannot be repaid prior to maturity
                _____   The Notes can be repaid prior to maturity at the
                        option of the holder

        Repayment Price: N/A
        Repayment Date:  N/A

Discount Note:  _____    Yes
                __X__    No

        Total Amount of OID: N/A
        Original Yield to Maturity: N/A
        Initial Accrual Period OID: N/A
        Method Used to Determine Yield for Initial Accrual
           Period: ____ Approximate  ____ Exact

Capacity:  __X__  Agent  _____ Principal

If as principal:  _____ The Registered Notes are being offered at varying prices related to prevailing market prices at the time of resale.

                  _____ The Registered Notes are being offered at a fixed
                        initial public offering price ___% of Principal Amount. The Registered Notes are being reoffered to dealers with a reallowance not to exceed ___% of the Commission or Fee.


SALOMON BROTHERS INC                                  MORGAN STANLEY DEAN WITTER

Pricing Supplement dated September 30, 1997                       Rule 424(b)(3)
(To Prospectus dated January 16, 1997 and                     File No. 333-17121
Prospectus Supplement dated September 30, 1997)

UNION TANK CAR COMPANY
MEDIUM-TERM NOTES, SERIES A - FIXED RATE

--------------------------------------------------------------------------------

Trade Date: September 30, 1997              Original Issue Date: October 3, 1997
Principal Amount: $20,000,000               Net Proceeds to Issuer: $19,875,000
Currency: U.S. $                            Minimum Denomination: $1,000
Issue Price: 100%
Selling Agent's Commission: .625%
Interest Rate: 6.75%
Interest Payment Date(s): March 1 and September 1, commencing March 1, 1998 Maturity Date: October 3, 2007

--------------------------------------------------------------------------------

Form:           __X__   Book-Entry
                _____   Certificated


Redemption:     __X__   The Notes cannot be redeemed prior to maturity
                _____   The Notes may be redeemed prior to maturity

        Initial Redemption Date: N/A
        Initial Redemption Price: N/A
        Annual Redemption Price Reduction: N/A

Repayment:      __X__   The Notes cannot be repaid prior to maturity
                _____   The Notes can be repaid prior to maturity at the
                        option of the holder

        Repayment Price: N/A
        Repayment Date:  N/A

Discount Note:  _____    Yes
                __X__    No

        Total Amount of OID: N/A
        Original Yield to Maturity: N/A
        Initial Accrual Period OID: N/A
        Method Used to Determine Yield for Initial Accrual
           Period: ____ Approximate  ____ Exact

Capacity:  __X__  Agent  _____ Principal

If as principal:  _____ The Registered Notes are being offered at varying prices related to prevailing market prices at the time of resale.

                  _____ The Registered Notes are being offered at a fixed
                        initial public offering price ___% of Principal Amount. The Registered Notes are being reoffered to dealers with a reallowance not to exceed ___% of the Commission or Fee.


SALOMON BROTHERS INC                                  MORGAN STANLEY DEAN WITTER